SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

First Citizens BancShares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16471	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4300 Six Forks Road; Raleigh, North Carolina                    27608

(Address of principal executive offices)                       (Zip Code)

Registrant's phone number including area code:   919/716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 UCT 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02.	Results of Operations and Financial Condition
Item 7.01.	Regulation FD Disclosure

On January 22, 2007, Registrant announced its results of operations for the three- and twelve-month periods ended December 31, 2006. A copy of Registrant's press release issued this date is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description
99	Copy of press release dated January 22, 2007

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc. (Registrant)

Date: January 22, 2007	By:	/s/ KENNETH A. BLACK
Kenneth A. Black, Vice President